                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Government Securities Income Fund--Monthly Payment U.S. Treasury Series--28, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-44343 of our opinion dated March 9, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'How The Fund Works--Miscellaneous Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 17, 1999